CERTIFICATION FILED AS EXHIBIT 13(B) TO FORM N-CSR

Name of Issuer:	AMG FUNDS III – AMG VERITAS ASIA PACIFIC FUND, AMG GW&K ESG BOND FUND, AND AMG GW&K HIGH INCOME FUND

In connection with the Report on Form N-CSR of the above-named issuer that is accompanied by this certification, the undersigned hereby certifies, to her knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Dated: September 1, 2022	/s/ Keitha L. Kinne
Keitha L. Kinne
Principal Executive Officer

CERTIFICATION FILED AS EXHIBIT 13(B) TO FORM N-CSR

Name of Issuer:	AMG FUNDS III – AMG VERITAS ASIA PACIFIC FUND, AMG GW&K ESG BOND FUND, AND AMG GW&K HIGH INCOME FUND

In connection with the Report on Form N-CSR of the above-named issuer that is accompanied by this certification, the undersigned hereby certifies, to his knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Dated: September 1, 2022	/s/ Thomas Disbrow
Thomas Disbrow
Principal Financial Officer